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                                                             EXHIBIT 10.7

                                                         January 31, 1997



M.H. Meyerson & Co., Inc.
525 Washington Boulevard
Jersey City, New Jersey 07310


Ladies and Gentlemen:

     The undersigned officer, director and/or stockholder of DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC. (formerly Edudata Corporation) ("Company"), in consideration of the underwriting of a public offering (the "Offering") of securities of the Company by M.H. Meyerson & Co., Inc. ("M.H. Meyerson"), hereby agrees that, without the prior written consent of M.H. Meyerson for a period of 13 months from the effective date ("Effective Date") of the Company's Registration Statement on Form SB-2 which relates to the Offering (the "Registration Statement"), the undersigned will not offer, sell, transfer or otherwise dispose of any shares of Common Stock of the Company acquired from Hiroki Umezaki by the undersigned (collectively, the "Shares"). Notwithstanding the foregoing, with the exceptions of the Shares and any securities of the Company held by the undersigned and subject to resale restrictions imposed pursuant to any separate written agreement between the undersigned and M.H. Meyerson, the undersigned shall have the right to sell all securities of the Company previously owned by the undersigned or purchased by the undersigned in the Offering or in the aftermarket at any time without the consent of the Underwriter.

     The undersigned also acknowledges and agrees that, during the five-year period following the Effective Date, M.H. Meyerson shall have the right, but not the obligation, to purchase for its account or to sell for the account of the undersigned, any Shares offered for sale by the undersigned on the open market. The undersigned agrees to consult with M.H. Meyerson with regard to any such sales and will offer M.H. Meyerson the exclusive opportunity to purchase or sell such Shares on terms at least as favorable to the undersigned as the undersigned can secure elsewhere. If M.H. Meyerson fails to accept such proposal for sale by the undersigned within two days after receipt of a written notice containing such proposal, then M.H. Meyerson shall have no claim or right with respect to any such offers contained in any such notice. If, thereafter, such proposal is modified in any material respect, the undersigned shall follow the same procedure as with respect to the original proposal.

     The undersigned also acknowledges and agrees, and by copy of this letter instructs the Company and its counsel, that the certificates evidencing the Shares being purchased by the


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undersigned shall be held by the Company until delivery to M.H. Meyerson of the original executed copy of this letter.

     The undersigned acknowledges that a manually signed copy of this Agreement will be filed with the Pennsylvania Securities Commission as part of the Company's registration filing and, further, that the undersigned will cause:

          1. A copy of this Agreement to be available from the Company or the Company's transfer agent upon request and without charge;

          2. A notice to be placed on the face of each stock certificate for Shares stating that the transfer of the Shares is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

          3. A typed legend to be placed on the reverse side of each stock certificate representing Shares which states that the sale or transfer of the Shares is subject to certain restrictions pursuant to an Agreement between the stockholder and M.H. Meyerson, which Agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

     This Agreement shall become null and void and of no further force and effect if the Registration Statement is not declared effective by June 30, 1997.

     The terms and conditions contained in this Agreement can only be modified (including premature termination of this Agreement) with the prior written consent of M.H. Meyerson.

                         Very truly yours,


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